UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 8, 2007
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 5, 2007, Novell, Inc. (the “Company”) received notification from The Nasdaq Stock Market that the NASDAQ Listing and Hearing Review Council, after consultation with NASDAQ Listing Qualification staff, has determined that the Company has demonstrated compliance with all NASDAQ Marketplace rules. As previously announced, the Company received notices of non-compliance from NASDAQ due to the delay in filing its Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2006 and January 31, 2007 and its Annual Report on Form 10-K for the fiscal year ended October 31, 2006. The Company delayed the filing of these periodic reports pending the completion of the voluntary review by its Audit Committee of the Company’s historical stock-based compensation practices. On May 23, 2007, the Company announced the completion of the Audit Committee’s review. On May 25, 2007, the Company filed each of these delayed reports. As a result, NASDAQ informed the Company that the NASDAQ delisting proceeding related to these delayed periodic filings is now closed and that the Company’s securities will continue to be listed on the NASDAQ Global Select Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: June 8, 2007	By /s/ Joseph A. LaSala, Jr. (Signature) Senior Vice President General Counsel and Secretary (Title)